Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2022, by and between Daseke, Inc., a Delaware corporation (the “Company”), on the one hand, and Don R. Daseke, an individual (“Mr. Daseke”), Barbara Daseke, an individual (“Mrs. Daseke”), and The Walden Group, Inc., a Delaware corporation (“Walden Group” and, together with Mr. Daseke and Mrs. Daseke, “Sellers”), on the other hand. The Company and Sellers are referred to herein collectively as the “Parties” and each, individually, as a “Party.”

WHEREAS, as of the date hereof, Sellers are the record and beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 18,108,665 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in the aggregate (inclusive of 99,940 shares of Common Stock issuable to Mr. Daseke upon the exercise of a stock option (the “Stock Option”) and 76,000 shares of Common Stock held of record by Walden Management Co. Pension (the “Walden Pension Shares”), an entity of which Mr. Daseke serves as the sole trustee);

WHEREAS, Sellers desire to sell to the Company, and the Company desires to repurchase from Sellers, 17,932,725 shares of Common Stock (the “Subject Shares”) on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Mr. Daseke, Walden Group and the Company desire to terminate the Board Agreement, dated as of December 22, 2020 (the “Board Agreement”), by and among the Company, Mr. Daseke and Walden Group, effective upon the closing of the transactions contemplated by this Agreement (the “Closing”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Article I.

Purchase and Sale
1.1
Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell, transfer, convey, assign and deliver to the Company, and the Company shall purchase, accept and assume from Sellers, all of Sellers’ right, title and interest to (a) 6,666,667 shares of Common Stock (which constitute a portion of the Subject Shares) in exchange for a payment in cash by the Company to Sellers in an amount of $40,000,000 in the aggregate (the “Cash Consideration”) as set forth in Exhibit B hereto and (b) 11,266,058 shares of Common Stock (which constitute a portion of the Subject Shares) in exchange for (i) 20,000 shares of Series B-1 Perpetual Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series B-1 Preferred Stock”), with an aggregate initial liquidation preference of $20,000,000, and (ii) 47,597 shares of Series B-2 Perpetual Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Preferred Stock”), with an aggregate initial liquidation preference of $47,597,000. The 67,597 shares of Preferred Stock is referred to herein as the “Stock

Consideration,” and the Stock Consideration and the Cash Consideration together are referred to herein as the “Purchase Price.” The Preferred Stock shall have the powers, preferences and rights, and qualifications, limitations and restrictions, set forth in the form of certificate of designations attached as Exhibit A hereto (the “Certificate of Designations”) and will be issued to the persons and in such amounts as specified on Exhibit B hereto. The Purchase Price shall be payable at the Closing in accordance with Section 2.2 hereof.
Article II.

Closing
2.1
Closing. The Closing shall take place at the offices of the Company, at 10:00 a.m., local time, on November 14, 2022, or such other time and place as the Parties may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”
2.2
Deliveries at the Closing. At the Closing, (a) (i) each Seller will deliver to the Company a fully executed stock power, in the form requested by Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), representing the Subject Shares, (ii) each Seller will deliver to the Company an executed copy of Internal Revenue Service Form W-9 (or any successor form), and (iii) Mr. Daseke will deliver to the Company a letter resigning from the Company’s board of directors (the “Board”), effective upon the Closing, and (b) the Company will deliver to Sellers (i) the Cash Consideration by wire transfer of immediately available funds to the accounts designated in writing by Sellers at least one business day prior to the Closing Date and (ii) an acknowledgement duly executed by the Transfer Agent stating that the Transfer Agent has been instructed by the Company to issue to Sellers the number of shares of Preferred Stock equal to the Stock Consideration.
2.3
Termination of the Board Agreement; Forfeiture of Equity Awards. Effective upon the Closing, (a) the Board Agreement shall be terminated and become null and void, and (b) notwithstanding anything to the contrary in any agreement or arrangement between the Company and Mr. Daseke, the Stock Option and all unvested restricted stock units granted to Mr. Daseke shall immediately be forfeited and cancelled for no additional consideration. For the avoidance of doubt, Mr. Daseke and Mrs. Daseke acknowledge and agree that neither of them have any further rights, payments or benefits owed to him or her under the Stock Option, any unvested restricted stock units or any other equity compensation plans or agreements with the Company.
Article III.

Representations and Warranties of SelleRS

Sellers hereby represent and warrant to the Company, as of the date hereof and as of the Closing Date, as follows:

3.1
Organization. Walden Group is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
3.2
Authority and Approval. Each Seller has full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the obligations hereof to be performed by him, her or it. This Agreement has been duly executed and delivered by Sellers and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and legally binding obligation of Sellers, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws (as defined below) affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at Law or in equity).
3.3
No Conflicts. The execution, delivery and performance of this Agreement by Sellers does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (a) violate, conflict with or result in any breach of any of the terms, conditions or provisions of the governing agreements of Walden Group or Walden Management; (b) conflict with or violate any Law applicable to any Seller; or (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), result in the creation of any Encumbrance (as defined below) on any of Sellers’ assets under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which any Seller is a party or by which he, she or it is bound; except for those items that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on any Seller’s ability to perform his or its obligations under this Agreement.
3.4
Ownership of the Subject Shares. Sellers are the record and beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of all the Subject Shares and have good and marketable title to all the Subject Shares free and clear of any encumbrances, liens, charges, levies, proxies, voting trusts or agreements, options or rights, understandings or arrangements inconsistent with this Agreement or the transactions contemplated hereby, or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a shareholder in respect of the Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement, (b) the Board Agreement or (c) any applicable restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities Law. Upon the Closing, (i) the Company will own the Subject Shares, free and clear of all Encumbrances, and (ii) Sellers will not beneficially own (as defined in Rule 13d-3) any shares of Common Stock, except for the Walden Pension Shares. No Seller has any pecuniary interest in the Walden Pension Shares, and no Seller intends to acquire any pecuniary interest in the Walden Pension Shares.
3.5
Dispositive Power. Sellers have sole power of disposition and sole power to issue instructions with respect to the matters set forth in Section 1.1, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares.
3.6
No Consents. No consent, approval, permit, governmental or regulatory order, declaration or filing with, or notice to, any Governmental Authority (as defined below) or any third party is required to be made or obtained by any Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as has been made or obtained on or prior to the date hereof.

3.7
No Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of any Seller, threatened against or by any Seller that challenge or seek to prevent, enjoin or could otherwise potentially delay the transactions contemplated by this Agreement.
3.8
Informed Sellers.
(a)
Sellers have (i) such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the transactions contemplated by this Agreement and (ii) evaluated the merits and risks of the transactions contemplated by this Agreement based exclusively on his or its own independent review and consultations with such investment, legal, Tax (as defined below), accounting and other advisors as he, she or it deemed necessary, and has made his or its own decision concerning the transactions contemplated by this Agreement without reliance on any representation or warranty of, or advice from, the Company. Upon the Closing, Sellers will be consummating the transactions contemplated by this Agreement with full understanding of the terms, conditions and risks and willingly assumes those terms, conditions and risks.
(b)
Sellers have carefully reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including Amendment No. 1 thereto, and subsequent public filings of the Company with the U.S. Securities and Exchange Commission (the “SEC”), other publicly available information regarding the Company, and such other information that Sellers’ financial, legal and other advisors deem necessary in connection with Sellers’ decision to enter into this Agreement and, upon the Closing, consummate the transactions contemplated by this Agreement. Sellers have not requested any advice or other information with respect to the Subject Shares from the Company or any of its or their respective Representatives (as defined below), and no such information or advice is necessary or desired.
3.9
Investment Intent. Each Seller is acquiring the Preferred Stock comprising the Stock Consideration for its own account for investment purposes and not with a view to a sale or distribution thereof in violation of the Securities Act and the rules and regulations thereunder or any other securities Laws. Each Seller acknowledges and understands that (a) the acquisition of the Preferred Stock comprising the Stock Consideration has not been registered under the Securities Act in reliance on an exemption therefrom, and (b) the Preferred Stock comprising the Stock Consideration will, upon its acquisition by him, her or it, be characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws. It is understood that any certificates representing the Stock Consideration will bear, and any book-entry notations representing the Stock Consideration shall indicate in customary fashion that such shares are subject to, a legend as set forth in the Certificate of Designations.

Article IV.

Representations and Warranties of the COMPANY

The Company hereby represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

4.1
Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
4.2
Authority and Approval. The Company has full corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the obligations hereof to be performed by it. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Sellers, constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at Law or in equity).
4.3
No Conflicts; Solvency. The execution, delivery and performance of this Agreement by the Company does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (a) violate, conflict with or result in any breach of any of the terms, conditions or provisions of the governing agreements of the Company; (b) conflict with or violate any Law applicable to the Company; or (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), result in the creation of any Encumbrance on any of the Company’s assets under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which the Company is a party or by which it is bound; except for those items that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by or threatened against the Company. The Company is not (and will not be upon consummation of the transactions contemplated hereby) insolvent.
4.4
No Consents. No consent, approval, permit, governmental or regulatory order, declaration or filing with, or notice to, any Governmental Authority or any third party is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as has been made or obtained on or prior to the date hereof.
4.5
No Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Company, threatened against or by the Company that challenge or seek to prevent, enjoin or could otherwise potentially delay the transactions contemplated by this Agreement.
4.6
Issuance of Stock Consideration. The issuance of the Stock Consideration contemplated pursuant to this Agreement has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, the Stock Consideration will be validly issued, fully paid, non-assessable, will have the rights, preferences and privileges specified in the Certificate of Designations, and will be free and clear of all Encumbrances, other than applicable federal and state securities Laws. The Stock Consideration will not be issued in violation of, and will not be subject to, any preemptive rights, resale rights, rights of first refusal or similar rights. Assuming the accuracy of the representations and warranties of Sellers contained in this Agreement, the sale and issuance of the Stock Consideration pursuant to this Agreement are exempt from the registration requirements of the Securities Act.
Article V.

Covenants
5.1
No Inconsistent Arrangements. Except as provided hereunder, neither Party shall, directly or indirectly, take or permit any other action that would in any way restrict, limit or interfere with the performance of such Party’s obligations hereunder or otherwise make any representation or warranty of such Party herein untrue or incorrect (including, for the avoidance of doubt, any transfer, sale, assignment, gift, hedge, or other disposition, directly or indirectly, of the Subject Shares). Any action taken in violation of the foregoing sentence shall be null and void ab initio.
5.2
Litigation. Each Party shall provide such other Party with prompt notice of any claim, action, suit, litigation or proceeding (including any class action or derivative litigation) brought, asserted or commenced by, on behalf of or in the name of, against or otherwise involving either Party relating to this Agreement or any of the transactions contemplated hereby, and shall keep such other Party informed on a reasonably prompt basis with respect to the status thereof. Each Party shall give such other Party the opportunity to participate (at such other Party’s expense) in the defense or settlement of any such litigation, and no such settlement shall be agreed to without such other Party’s prior written consent.
5.3
Standstill. Without the prior written consent of the Board, until the fifth anniversary of the Closing Date, no Seller may, directly or indirectly, take any of the actions set forth on Exhibit C hereto; provided, however, that at any time (and only at such time) the Dividend Rate (as defined in the Certificate of Designations) is increased pursuant to Section 4(d) of the Certificate of Designations, this Section 5.3 shall be of no force and effect.
5.4
Donations. The Company consents to the transfer by Walden Group of 10,000 shares of Series B-2 Preferred Stock to the Horatio Alger Association of Distinguished Americans and 10,000 shares of Series B-2 Preferred Stock to DePauw University after the Closing, and as promptly as reasonably practicable after the Closing, the Company shall take such actions as reasonably requested by the Transfer Agent to facilitate such transfers.

5.5
Walden Pension Shares. Without the prior written consent of the Board, no Seller shall acquire any pecuniary interest in the Walden Pension Shares. In addition, to the extent he, she or it has voting power over the Walden Pension Shares, each Seller agrees to either (a) vote the Walden Pension Shares in accordance with the Board’s recommendations, as such recommendations are set forth in the applicable definitive proxy statement, or (b) abstain from voting the Walden Pension Shares.
5.6
Mutual Non-Disparagement. No Party shall, nor shall it permit any of his, her or its Representatives to, without the written consent of the other Party, make any public or private statement that constitutes, or would reasonably be expected to constitute, an ad hominem attack on or otherwise disparages the other Party, the other Party’s current or former directors in their capacity as such, officers or employees (including with respect to such persons’ service at the other Party), the other Party’s subsidiaries, or the business of the other Party’s subsidiaries’ or any of its or its subsidiaries’ current directors, officers or employees, including the business and current or former directors, officers and employees of the other Party’s controlled affiliates (as defined under Rule 12b-2 under the Exchange Act), as applicable. The restrictions in this Section 5.6 shall not (a) apply (i) in any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any Governmental Authority with jurisdiction over the Party from whom information is sought, or (ii) to any disclosure required by applicable Law, with respect to each of (i) and (ii), to the extent that such Party reasonably believes, after consultation with outside legal counsel, that such disclosure is legally required; or (b) prohibit any Party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal Law to any Governmental Authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.
5.7
Mutual Release.
(a)
Each Party, on behalf of himself, herself and itself, and his, her and its Affiliates (as defined below), beneficiaries, heirs, and, to the extent acting in a representative capacity of any such Party, executors, agents, advisors, attorneys and other representatives, and the successors and assigns of each of the foregoing, and all other Persons acting on behalf of each such Party, and any Person (natural, an entity or otherwise) claiming by, through, or under any of the foregoing (each a “Releasing Party”), hereby fully and finally remises, releases, waives, acquits and forever discharges, unconditionally, irrevocably and absolutely, to the maximum extent permitted under applicable law, each other Party and his, her and its present, former and future parents, subsidiaries, Affiliates, beneficiaries, officers, stockholders, directors, heirs, employees, and, to the extent acting in a representative capacity of any such other Party, executors, agents, advisors, attorneys and other representatives, and the successors and assigns of each, and all other Persons acting on behalf of any of them, including past or current insurers, individually, collectively and/or in any applicable representative capacity (collectively, the “Released Parties”), from and in respect of any and all actions, claims, counterclaims, suits, rights, demands, sums of money, defenses, offsets, obligations, damages, debts, liabilities, accounts, bonds, bills, contracts, promises, covenants, costs and expenses (including attorneys’ fees), compensation, controversies or causes of action of any nature whatsoever, including, without limitation, any cause of action sounding in contract, law (including federal, state or foreign law), statute, tort, fraud, misrepresentation, deceptive trade practices or other legal theory, whether known or unknown, whether mature or unmatured, suspected, unsuspected, or claimed, fixed or contingent, of every name and nature, whether in law, equity or otherwise, in each case that each Releasing Party individually, collectively, or in any combination, now has or ever had against the Released Parties through the date hereof or that may arise in the future relating to events or omissions, known or unknown, that occurred on or prior to the date hereof; provided, however, that nothing in this clause (a) shall be construed to remise, release, waive acquit or discharge any claims or rights that cannot be released as a matter of law, claims for any director or officer indemnification and claims under this Agreement.
(b)
Each Party represents and warrants that it has not heretofore transferred or assigned, or purported to transfer or assign, to any Person any actions, claims, counterclaims, suits, rights, demands, sums of money, defenses, offsets, obligations, damages, debts, liabilities, accounts, bonds, bills, contracts, promises, covenants, costs and expenses (including attorneys’ fees), compensation, controversies or causes of action herein released. Each of the Parties represents and warrants that neither it nor any assignee has filed any lawsuit against any other Party.
(c)
As used in this Section 5.7, the term “Affiliate,” in respect of a Person, shall mean each other Person controlling, controlled by, or under common control with, such first Person. With respect to an individual, the term “Affiliate” shall mean his or her employer, spouse, parents and heirs.
Article VI.

Conditions to Closing
6.1
Mutual Conditions. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, each of which may, to the extent permitted by applicable Law, be waived in a writing signed by Sellers and the Company, each at their sole discretion:
(a)
No Litigation. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.
(b)
Consents and Approvals. All authorizations, consents, orders and approvals of all Governmental Authorities or third parties required in connection with the transactions contemplated by this Agreement shall have been received or waived by such Governmental Authority or third party and shall be reasonably satisfactory in form and substance to the Parties hereto, and all notices required to be delivered to such Governmental Authorities or third parties shall have been delivered and all notice periods with respect thereto shall have expired or been waived by such Governmental Authority or third parties entitled to such notice.
6.2
Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, which may, to the extent permitted by applicable Law, be waived in writing by the Company in its sole discretion:

(a)
Closing Deliverables. Sellers shall deliver to the Company the closing deliverable set forth in Section 2.2(a).
(b)
Representations and Warranties. The representations and warranties of Sellers contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) as of such specified date. Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.
6.3
Conditions to the Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, which may, to the extent permitted by applicable Law, be waived in writing by Sellers in their sole discretion:
(a)
Closing Deliverables. The Company shall deliver to Sellers the closing deliverable set forth in Section 2.2(b).
(b)
Representations and Warranties. The representations and warranties of the Company contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) as of such specified date. The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
Article VII.

Miscellaneous
7.1
Defined Terms. As used herein, the following terms shall have the following meanings:
(a)
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction.
(b)
“Law” means any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree.
(c)
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, Governmental Authority or other entity.
(d)
“Representative” means, with respect to any Person, such Person’s directors, officers, employees, partners, members, shareholders, agents or representatives.
(e)
“Tax” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by contract or otherwise.
(f)
“Tax Return” means any return, report, information return or other such statement or document (including, without limitation, any schedule or attachment thereto any amendment thereof) filed or required to be filed with any federal, state, local or non-U.S. taxing authority in connection with the determination, assessment, collection, administration or imposition of any Tax.
7.2
Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the Parties at the following addresses (or at such other address for a Party as specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

if to the Company:	Daseke, Inc. 15455 Dallas Parkway, Suite 550 Addison, Texas 75001 Attn: General Counsel

if to Sellers:	Don R. Daseke 7901 Windrose Avenue, Unit 1504 Plano, Texas 75024

Notices will be deemed to have been received on the date of receipt (a) if delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email.

7.3
Termination. This Agreement may only be terminated by (a) mutual written consent of the Parties to terminate this Agreement prior to the Closing or (b) by the Company if a Seller is in breach of the terms of this Agreement, or by Sellers if the Company is in breach of the terms of this Agreement, in either case, if such breach continues unremedied for a period of five calendar days after notice to the breaching Party. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing in this Section 7.3 shall relieve either Party from liability for fraud or any willful breach of this Agreement prior to the termination hereof and (ii) the provisions of this Article VII shall survive any termination of this Agreement.
7.4
Acknowledgements.
(a)
Each Seller acknowledges and understands (i) that the Company possess material nonpublic information regarding the Company that may not be known to Seller that may impact the value of the Subject Shares, including, without limitation, (A) information received by principals and employees of the Company in their respective capacities as Representatives of the Company, and (B) information received on a privileged basis from the attorneys and financial advisors representing the Company (collectively, the “Information”); (ii) that the Company is unable or unwilling to disclose the Information to Seller, (iii) the Information, if disclosed to Seller, could affect Seller’s decision to enter into this Agreement; and (iv) the risks to and disadvantage of Seller due to the disparity of information between Seller and the Company. Notwithstanding such disparity of information (including any non-disclosure of the Information), each Seller has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated hereby. Sellers agree that none of the Company or any of its Representatives shall have any liability to Sellers or any of its Representatives whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the transactions contemplated hereby, and Sellers hereby irrevocably waive any claim that any of them might have based on the failure of the Company to disclose the Information.
(b)
Each Seller acknowledges and understands that (i) the Company is relying on his or its representations, warranties, acknowledgements and agreements in this Agreement as a condition to proceeding with the transactions contemplated hereby and (ii) without such representations, warranties, acknowledgements and agreements, the Company would not enter into this Agreement or engage in the transactions contemplated hereby.
7.5
Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of either Party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
7.6
Expenses. All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the transactions contemplated by this Agreement are consummated.
7.7
Entire Agreement. This Agreement, together with the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.
7.8
Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
7.9
Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of this Agreement, shall be governed by and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles. The Parties agree that exclusive jurisdiction and venue for any legal proceeding arising out of this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT.
7.10
Specific Performance. Each Party acknowledges and agrees that the other Parties would be irreparably injured by an actual breach of this Agreement by the first-mentioned Party or its representatives and that monetary remedies may be inadequate to protect a Party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the Parties under this Agreement, each Party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if another Party breaches or threatens to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.
7.11
Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to either Party.
7.12
Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, other electronic image scan transmission or docusign shall be effective as delivery of a manually executed counterpart of this Agreement.

7.13
Further Assurances. Each Party will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to perform its obligations under this Agreement. Each Party shall use its reasonable best efforts to take, or cause to be taken, any and all actions and to do, or cause to be done, and to assist such other Party in doing, any and all things, necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
7.14
Certain Transaction-Related Taxes. All transfer, documentary, sales, use, stamp, recording fees, registration and similar Taxes and fees (including, without limitation, any penalties and interest) attributable to Sellers’ sale of the Subject Shares to the Company pursuant to this Agreement shall be paid equally by the Company and Sellers when due, and Sellers shall, at their expense, file all necessary Tax Returns and other documentation required under applicable Law with respect to all such transfer, documentary, sales, use, stamp, recording fees, registration and similar Taxes and fees. The Company shall be entitled to deduct and withhold from the Purchase Price all Taxes that the Company may be required to deduct and withhold under any provision of applicable Tax Law; provided that the Parties shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such deduction or withholding. To the extent such amounts are so deducted or withheld, and remitted to the applicable Governmental Authority in accordance with applicable Tax Law, all such withheld amounts shall be treated as delivered to Sellers hereunder.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

THE COMPANY:

DASEKE, INC.

By:	/s/ Jonathan Shepko
Name:	Jonathan Shepko
Title:	Chief Executive Officer

SELLERS:

DON R. DASEKE

/s/ Don R. Daseke

BARBARA DASEKE

/s/ Barbara Daseke

THE WALDEN GROUP, INC.

By:	/s/ Don R. Daseke
Name:	Don R. Daseke
Title:	President & Sole Director

Signature page to Share Repurcahse Agreement

Exhibit a

Certificate of Designations

See attached.

DASEKE, INC.

CERTIFICATE OF DESIGNATIONS
OF
PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES B-1 PERPETUAL REDEEMABLE PREFERRED STOCK
AND
SERIES B-2 PERPETUAL REDEEMABLE PREFERRED STOCK
_________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
_________________

Daseke, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”) duly approved and adopted the following resolution on November 8, 2022:

WHEREAS, on the terms and subject to the conditions set forth in the Share Repurchase Agreement, dated as of November [●], 2022, by and among the Corporation and the investors party thereto (the “Investors”), the Investors agreed to, among other things, exchange 11,266,058 shares of common stock, par value $0.0001 per share, of the Corporation for 67,597 shares of Preferred Stock (as defined below), with an aggregate initial liquidation preference of $67,597,000.

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s second amended and restated certificate of incorporation (as further amended or otherwise modified from time to time, the “Certificate of Incorporation”), the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.0001 per share, of the Corporation, of (i) 20,000 shares of a new series of Preferred Stock with the designation set forth in clause (i) of Section 1 below and (ii) 47,597 shares of a new series of Preferred Stock with the designation set forth in clause (ii) of Section 1 below, and there is hereby stated and fixed the number of shares constituting such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of such series as follows:

Section 1.
Number, Designations and Registration. (i) Such series of Preferred Stock referred to in clause (i) of the immediately preceding paragraph shall be designated as shares of “Series B-1 Perpetual Redeemable Preferred Stock,” par value $0.0001 per share, of the Corporation (the “Series B-1 Preferred Stock”) and the number of shares constituting such series shall be twenty thousand (20,000) and (ii) such series of Preferred Stock referred to in clause (ii) of the immediately preceding paragraph shall be designated as shares of “Series B-2 Perpetual Redeemable Preferred Stock,” par value $0.0001 per share, of the Corporation (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Preferred Stock”) and the number of shares constituting such series shall be forty-seven thousand five hundred and ninety-seven (47,597). The Corporation may not issue additional shares of (i) Series B-1 Preferred Stock without the prior written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Series B-1 Preferred Stock and (ii) Series B-2 Preferred Stock without the prior written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Series B-2 Preferred Stock; provided, that, the foregoing shall not apply to the issuance of, and shall not prohibit the Corporation from issuing without any required consent, additional shares of preferred stock, including Senior Securities, Parity Securities (other than Series B-1 Preferred Stock or Series B-2 Preferred Stock, as applicable) or Junior Securities. The Corporation shall register the shares of Preferred Stock, upon records to be maintained by the Corporation or the Corporation’s transfer agent for that purpose (the “Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat a registered Holder of shares of Preferred Stock as the absolute owner thereof for all purposes.
Section 2.
Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided, however, that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution on, or making a purchase, repurchase or redemption of, any Capital Stock of the Corporation) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation (collectively with the Common Stock, the “Junior Securities”), except for any Parity Securities or Senior Securities; (ii) on a parity with each other class or series of Capital Stock of the Corporation hereafter issued, the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively the “Parity Securities”); and (iii) junior to (a) the Corporation’s 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the “Existing Preferred Stock”) and (b) each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued, the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Senior Securities”).
Section 3.
Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.
Section 4.
Dividends.
(a)
Accrual and Payment of Dividends. From and after the Issue Date, Holders of Preferred Stock shall be entitled to receive in respect of each share of Preferred Stock, as and when declared by the Board, out of funds legally available therefor, cumulative dividends accruing on a daily basis in arrears at the applicable Dividend Rate on the Liquidation Preference of such share of Preferred Stock from time to time, payable in cash and, to the extent not paid in cash on any Dividend Payment Date, compounded quarterly in arrears at the applicable Dividend Rate by increasing the then Liquidation Preference on such Dividend Payment Date. The Board shall declare the Dividends payable in cash to be paid on each quarterly Dividend Payment Date unless such cash payment would, in the Company’s reasonable judgement, constitute a breach or default under the Existing Debt Documents or the Corporation is otherwise prohibited, limited or otherwise restricted under the Existing Debt Documents or the laws of the State of Delaware from making such cash payment.
(b)
Accreted Dividends. At any time and from time to time when there are Accreted Dividends, the Board, or any authorized committee thereof, may declare and cause the Corporation to pay in cash, to the Holders on a record date fixed in accordance with Section 213 of the DGCL, a dividend per share of Preferred Stock equal to all or a portion of such Accreted Dividends and/or accrued and unpaid Dividends on such share of Preferred Stock, provided that if not determined and notified to the Holders by

2

the third (3rd) Business Day prior to the last day of the applicable calendar quarter (or with respect to the calendar quarter containing the Redemption Date, by the Redemption Date), the accrued and unpaid Dividends will increase the then Liquidation Preference on the next Dividend Payment Date. All Dividends paid in respect of shares of Preferred Stock pursuant to Section 4(a) and (b) shall be paid on a Pro Rata Basis to the Holders entitled thereto.
(c)
Dividend Rate. “Dividend Rate” shall mean (i) with respect to the Series B-1 Preferred Stock, a rate per annum equal to 13.00% and (ii) with respect to the Series B-2 Preferred Stock, a rate per annum equal to 7.00%; provided that from and after [●], 20271, the Dividend Rate with respect to the Series B-2 Preferred Stock shall be equal to 13.00% per annum. Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)). The Dividend Rate shall be subject to the increase as, and for the time period, set forth in Section 4(d).
(d)
Dividend Rate Increase. At any time the Corporation does not pay Dividends in cash on the applicable Dividend Payment Date pursuant to Section 4(a), unless such cash payment would, in the Company’s reasonable judgement, constitute a breach or default under the Existing Debt Documents or the Corporation is otherwise prohibited, limited or otherwise restricted under the Existing Debt Documents or the laws of the State of Delaware from making such cash payment, the Dividend Rate applicable to each series of Preferred Stock shall increase and be equal to 13.00% per annum until such cash payment is actually made or waived by Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock of such series.
Section 5.
Liquidation. Upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Liquidation Preference. If upon any such Liquidation, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Liquidation Preference for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation. After indefeasible payment to the Holders of the full amount of such Liquidation Preference to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation.
Section 6.
Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

1.
NTD: Date to be the fifth anniversary of the issue date.

3

Section 7.
Redemption and Repurchases.
(a)
Optional Redemption. At any time on or after the Issue Date, the Corporation may redeem outstanding shares of Preferred Stock, in whole or in part, of one or both series, at the Corporation’s option, for cash at a redemption price (the “Redemption Price”) equal to 100% of the Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date (the “Redemption Date”). No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.
(b)
Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 7(a), at least three (3) days but not more than thirty (30) days prior to the redemption date, to each Holder of record of shares of the applicable series of Preferred Stock to be redeemed at such Holder’s address appearing on the Register. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock of such series owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions (such as, but not limited to, a financing or other corporate transaction), a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock in writing in advance. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder (if such shares are certificated).

4

(c)
Change of Control.
(i)
The Corporation shall, in the event of a Change of Control of the Corporation, make an offer in accordance with Section 7(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 7(c)(ii) as described under Section 7(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 100% of the Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 7(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.
(ii)
Within thirty (30) days following any Change of Control, the Corporation shall send by (x) email and (y) first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice stating:
(A)
that the Change of Control Offer is being made pursuant to this Section 7(c) and that all shares of Preferred Stock tendered will be accepted for payment;
(B)
the Applicable Change of Control Purchase Price and the purchase date, which will be no earlier than three (3) days nor later than thirty (30) days from the date such notice is delivered (the “Change of Control Payment Date”);
(C)
that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends on and after the Change of Control Payment Date;
(D)
that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 10:00 a.m. New York City time on the Change of Control Payment Date;
(E)
that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).
(iii)
On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with

5

respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.
(iv)
To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.
(v)
The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.
(vi)
Notwithstanding anything to the contrary in this Section 7(c), the Corporation shall not be required to make a Change of Control Offer if such Change of Control Offer (or the consummation thereof) would, in the Company’s reasonable judgement, constitute a breach or default under the Existing Debt Documents or the Corporation is otherwise prohibited, limited or otherwise restricted under the Existing Debt Documents from making or consuming such Change of Control Offer.
Section 8.
Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.
Section 9.
Transfer Restrictions. Shares of Preferred Stock may not be transferred, assigned or pledged without the prior written consent of the Corporation (such consent not to be unreasonably withheld or delayed) (other than transfers to any other Holder or any Affiliate of a Holder).
Section 10.
No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock.
Section 11.
Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:
(a)
“Accreted Dividends” means, as of any date of determination, with respect to each outstanding share of Preferred Stock, the aggregate amount of Dividends that have accrued and compounded pursuant to Section 4(a) and that have not been previously declared and paid in cash pursuant to Section 4(b) on such share.

6

(b)
“Applicable Change of Control Purchase Price” shall have the meaning set forth in Section 7(c)(i).
(c)
“Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
(d)
“Board” shall have the meaning set forth in the Recitals.
(e)
“Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.
(f)
“Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.
(g)
“Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.
(h)
“Certificate of Incorporation” shall have the meaning set forth in the Recitals.
(i)
A “Change of Control” occurs at any time the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than any direct or indirect parent of the Corporation, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock

7

or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(j)
“Change of Control Offer” shall have the meaning set forth in Section 7(c)(i).
(k)
“Change of Control Payment” shall have the meaning set forth in Section 7(c)(i).
(l)
“Change of Control Payment Date” shall have the meaning set forth in Section 7(c)(ii)(B).
(m)
“Code” shall have the meaning set forth in Section 13(f)(i).
(n)
“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Corporation.
(o)
“Corporation” shall have the meaning set forth in the Recitals.
(p)
“DGCL” means the Delaware General Corporation Law.
(q)
“Dividend” means the dividends to be made by the Corporation in respect of the Preferred Stock in accordance with Section 4(a).
(r)
“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2022; provided that if any Dividend Payment Date is not a Business Day, such Dividend Payment Date will be the immediately following Business Day.
(s)
“Dividend Rate” shall have the meaning set forth in Section 4(c).
(t)
“Dollar” and “$” means lawful money of the United States.
(u)
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
(v)
“Existing Debt Documents” means, collectively, (i) the Certificate of Designations, Preferences, Rights and Limitations of the Existing Preferred Stock, (ii) the Term Loan Agreement, dated as of February 27, 2017, by and among the Corporation, Daseke Companies, Inc., JPMorgan Chase Bank, N.A., as administrative agent, the financial institutions party thereto and the other parties thereto and (iii) the Fifth Amended and Restated Revolving Credit and Security Agreement, dated as of February 27, 2017, by and among the Corporation, Daseke Companies, Inc., PNC Bank, National Association, as lender and agent, the financial institutions party thereto and the other parties thereto, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time or replaced in connection with any refinancing thereof.

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(w)
“Existing Preferred Stock” shall have the meaning set forth in Section 2.
(x)
“Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.
(y)
“Initial Liquidation Preference” means, with respect to a share of Preferred Stock, $1,000.
(z)
“Investors” shall have the meaning set forth in the Recitals.
(aa)
“Issue Date” means [●], 2022.
(bb)
“Junior Securities” shall have the meaning set forth in Section 2.
(cc)
“Liquidation” shall have the meaning set forth in Section 5.
(dd)
“Liquidation Preference” means, at any date of determination and with respect to each share of Preferred Stock, the sum of (a) the Initial Liquidation Preference thereof, plus (b) all Accreted Dividends thereon (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions).
(ee)
“Parity Securities” shall have the meaning set forth in Section 2.
(ff)
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.
(gg)
“Preferred Stock” shall have the meaning set forth in Section 1.
(hh)
“Pro Rata Basis” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock.
(ii)
“Redemption Date” shall have the meaning set forth in Section 7(a).
(jj)
“Redemption Price” shall have the meaning set forth in Section 7(a).
(kk)
“Register” shall have the meaning set forth in Section 1.
(ll)
“SEC” means the United States Securities and Exchange Commission and any successor organization.
(mm)
“Senior Securities” shall have the meaning set forth in Section 2.
(nn)
“Series B-1 Preferred Stock” shall have the meaning set forth in Section 1.
(oo)
“Series B-2 Preferred Stock” shall have the meaning set forth in Section 1.
(pp)
“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

9

(qq)
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
Section 12.
Share Certificates; Legends.
(a)
If any certificates representing shares of Preferred Stock (if such shares are certificated) shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.
(b)
Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON [●], 2022 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 13.
Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:
(a)
Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.
(b)
Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations

10

which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
(c)
Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
(d)
Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).
(e)
Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
(f)
Certain Tax Matters.
(i)
Tax Treatment. The Corporation and the Holders intend to take the position that the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property. The Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in the immediately preceding sentence, unless otherwise required by (x) a change in applicable law or interpretation of the law after the date hereof which is binding on taxpayers, (y) a change in applicable facts after the date hereof involving the terms of the Preferred Stock or the ownership of the Corporation, or (z) a final “determination” (as defined under Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code or as a distribution of property to which Section 301 of the Code applies.
(ii)
Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to deduction and withholding and backup withholding of tax to the extent required by law, and amounts deducted and withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were deducted and withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any payment, dividend or distribution (including any non-cash, deemed or constructive payment, dividend or distribution) to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.
(iii)
Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable

11

state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or as otherwise required by a final “determination” pursuant to Section 1313 of the Code (or similar provision of state or local law).
(iv)
Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed or constructive distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed or constructive distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 15(f)(i) above, if the Corporation determines that there is a deemed or constructive distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.
(g)
Amendment. No provision of this Certificate of Designations may be amended except in a written instrument signed by the Corporation with the consent by vote or written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock, voting together as a single class. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock, voting together as a single class. Notwithstanding the foregoing, (i) if such amendment or waiver would affect only a particular series of Preferred Stock, only the vote or consent of the Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock of such series affected series shall be required and (b) no amendment or waiver will (A) decrease the Dividend Rate, (B) reduce the Redemption Price or (C) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
(h)
Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

[Remainder of page intentionally left blank.]

12

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this [●]th day of [●], 2022.

DASEKE, INC.

By:
Name: [●]
Title: [●]

[Signature Page to Certificate of Designations]

Exhibit B

Cash Consideration

Seller and # of Shares of Common Stock to be Sold to the Company	$ to be Received from the Company
Don R. Daseke - 1,561,112 shares	$9,366,672.00
Barbara Daseke - 34,299 shares	$205,794.00
The Walden Group, Inc. - 5,071,256 shares	$30,427,534.00

Total - 6,666,667 shares	$40,000,000.00

Stock Consideration

Name of Person to be Issued Preferred Stock	Series and Number of Shares
The Walden Group, Inc.	Series B-1 Preferred Stock - 20,000 shares
The Walden Group, Inc.	Series B-2 Preferred Stock - 47,597 shares

Exhibit C

Standstill Restrictions

(a)
acquire or offer to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis including, for the avoidance of doubt, exercise of any subscription rights granted to Sellers), directly or indirectly, whether by purchase, exercise of stock options, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying voting securities;

(b)
(i) nominate, recommend for nomination, give notice of an intent to nominate or recommend for nomination a person for election at any annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (“Stockholder Meeting”) at which the Company’s directors are to be elected; (ii) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) knowingly submit, initiate, encourage or make any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; or (v) knowingly initiate, encourage or participate in any “withhold” or similar campaign with respect to any Stockholder Meeting;

(c)
form, join or knowingly participate in any group with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting;

(d)
deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof;

(e)
demand an inspection of the Company’s books and records;

(f)
(i) make any public or private proposal with respect to, (ii) make any public statement or otherwise knowingly publicly or privately encourage, advise or assist any person with respect to or (iii) knowingly initiate or in any way participate in, directly or indirectly: (A) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any amendment to any provision of the Company’s Second Amended and Restated Certificate of Incorporation, as amended from time to time, or By-Laws, as amended from time to time, (C) any change in the capitalization or dividend policy of the Company, (D) any other change in the Company’s management, business, operations, strategy, governance, corporate structure, affairs or policies or (E) any tender offer, exchange offer, merger, acquisition, business combination or other transaction with a third party that, in each case, (1) would result in a change of control of the Company, liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or a majority of its assets and (2) is submitted for a vote of the Company’s stockholders (any transaction described in this clause (E), an “Extraordinary Transaction”);

(g)
knowingly initiate, make or in any way participate, directly or indirectly, in any Extraordinary Transaction or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter;

(h)
effect or seek to effect, offer or propose to effect, cause or participate in, or assist or facilitate any other person to effect or seek to effect, offer or propose to effect or participate in, any (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries, (ii) tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(i)
enter into any negotiations or agreements with any person that is not a party or an affiliate (as defined under Rule 12b-2 under the Exchange Act) of a Party, a member of the Board, a director or officer of the Company, or legal counsel to any Party (any such person, a “Third Party”) with respect to an Extraordinary Transaction, or advise or assist any Third Party to take any action with respect to any of the foregoing;

(j)
publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement; or

(k)
take any action challenging the validity or enforceability of this Exhibit C or this Agreement, except as a defense or counterclaim in any legal proceeding initiated by any other Party to this Agreement.